UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2007
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1
EX-99.1
EX-99.2

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2007, CSK Auto Corporation (the “Company”) announced the appointment of Lawrence N. Mondry, 47, as its new President and Chief Executive Officer. Mr. Mondry is expected to commence employment with the Company on June 13, 2007, and is expected to assume his position as President and Chief Executive Officer in July upon the retirement of Maynard Jenkins, who had previously announced his intent to retire upon the selection of his successor.
Mr. Mondry has over 20 years experience in merchandising and executive management positions in the multi-unit specialty retailing industry. Most recently, he served as the Chief Executive Officer of CompUSA Inc. from November 2003 to May 2006. Previously, he served in a variety of key management positions with CompUSA since 1990, including President and Chief Operating Officer, Executive Vice President — Merchandising and Senior Vice President and General Merchandise Manager. Mr. Mondry currently serves on the boards of directors of Micron Technology, Inc. and Golfsmith, Inc.
The Company’s wholly owned subsidiary, CSK Auto, Inc., has entered into an employment agreement with Mr. Mondry that provides that he will commence employment with the Company on June 13, 2007, and that at such time as the Company and Mr. Mondry mutually agree, but no later than August 31, 2007, Mr. Mondry will transition to the position of President and Chief Executive Officer of the Company. At that time Mr. Mondry will also be appointed to the Company’s board of directors (the “Board”). Under the agreement, Mr. Mondry is entitled to an annual base salary of $800,000 (as such may be increased from time to time by the Board). Mr. Mondry will be eligible to earn a target annual bonus equal to 100% of his base salary upon the achievement of certain predetermined corporate objectives, with a maximum annual bonus equal to 150% of his base salary. For the Company’s year ending February 3, 2008 (“fiscal 2007”), Mr. Mondry’s annual bonus will be a guaranteed bonus equal to 100% of his base salary (pro-rated for the number of days remaining in the fiscal year), payable in regular installments along with his base salary over the remainder of the fiscal year. Mr. Mondry will also be eligible to participate in all employee benefit plans generally made available to the Company’s executive officers.
As a material inducement to Mr. Mondry’s agreement to join the Company, on the date Mr. Mondry commences employment with the Company, he will be awarded stock options covering 300,000 shares of the Company’s common stock and restricted stock units covering 75,000 shares of the Company’s common stock. The per share exercise price for the stock option award will be equal to the mean of the highest and lowest reported sale prices for the Company’s common stock on the New York Stock Exchange on the grant date. These initial stock option and restricted stock unit awards will be granted outside of the Company’s 2004 Stock and Incentive Plan and will each vest in equal installments over three years, subject to Mr. Mondry’s continued employment with the Company. The agreement provides that following the filing of the Company’s financial statements for fiscal 2007, Mr. Mondry will be granted an option to acquire a number of shares of the Company’s common stock such that the value of such option at the time of grant is equal to 130% of his base salary. In addition, for each subsequent fiscal year while Mr. Mondry remains employed by the Company, he will be eligible to earn additional annual equity awards having a value no less than 100% of his base salary, subject to meeting objective financial goals and targets consistent with the Company’s annual plan and budget set for the applicable fiscal year by the Board.
Under the agreement, the Company has agreed to reimburse Mr. Mondry until June 30, 2008 for reasonable travel and temporary living expenses incurred in connection with his temporary living arrangements in Phoenix, Arizona and his travel between his home in Dallas, Texas and the Company’s corporate headquarters in Phoenix, Arizona. If any of these reimbursements are taxable to Mr. Mondry, Mr. Mondry will be entitled to a cash payment so that he will be in the same position as he would have been had no taxes been imposed. Mr. Monrdy is also entitled to a car allowance of $2,000 per month until June 30, 2008.
If the Company terminates Mr. Mondry without cause or he terminates his employment for good reason, in each case, other than within the one year period following a change in control and subject to Mr. Mondry’s continued compliance with his non-competition and other covenants to the Company, Mr. Mondry will receive all of the following amounts: (1) salary, accrued vacation and reimbursement of expenses through the date of termination; (2) any unpaid bonus owed for any completed fiscal year before the date of termination; (3) accelerated vesting of any unvested portion of the initial option and restricted stock unit awards granted to Mr. Mondry upon the commencement of his employment with the Company, and (4) a severance payment equal to two years of his base salary, payable in monthly installments following his termination of employment. If a change in control of the Company occurs and the Company terminates Mr. Mondry without cause or Mr. Mondry terminates his employment for any reason (including good reason), in each case within one year after the change in control, then he will be entitled to the same amounts as specified above, except that the severance payment described in (4) above will equal two times the sum of his base salary and target bonus amount. In addition, upon the occurrence of a change in control (whether or not Mr. Mondry’s employment terminates), any unvested portion of

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the initial option and restricted stock unit awards granted to Mr. Mondry upon the commencement of his employment with the Company will automatically vest. The employment agreement does not provide for any tax gross-up in the event that any payment to be made to Mr. Mondry is subject to the golden parachute excise tax. If the Company determines that on the date of termination or such other relevant time, Mr. Mondry is a “specified employee” (as defined in Section 409A of the Code) and that any payments to be provided to Mr. Mondry pursuant to the agreement are or may become subject to additional taxes or penalties under Section 409A, then such payments will be delayed until six months after “separation from service” (as defined in Section 409A) or such shorter period deemed sufficient by the Company to avoid any additional taxes or penalties under Section 409A.
Mr. Mondry’s employment agreement contains restrictive covenants imposing noncompetition obligations, restricting soliciting and hiring Company employees and protecting confidential information and the Company’s ownership of work product, as well as other covenants, during his employment and for specified periods after the termination of his employment for any reason.
A copy of the employment agreement between Mr. Mondry and the Company is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.
Item 8.01. Other Events
On June 13, 2007, the Company issued a press release announcing that its wholly owned subsidiary, CSK Auto, Inc., entered into a third waiver with lenders under its Second Amended and Restated Credit Agreement, the full text of which is filed as Exhibit 99.1 to this report and incorporated herein by reference. The press release is filed as Exhibit 99.2 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 8, 2007, by and between CSK Auto Inc., a wholly owned subsidiary of CSK Auto Corporation, and Lawrence N. Mondry.

99.1	Third Waiver, dated as of June 11, 2007, to the Second Amended and Restated Credit Agreement, dated as of July 25, 2005, among CSK Auto, Inc., the Lenders party thereto, the Co-Syndication Agents and the Co-Documentation Agents party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.2	Press Release dated June 13, 2007.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
By:	/s/ Randi Val Morrison
	Name:	Randi Val Morrison
	Title:	Senior Vice President, General Counsel and Secretary

DATED: June 13, 2007

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